EXHIBIT 3.3

Delaware PAGE 1
The First State
I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “ACAR LEASING LTD.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF NOVEMBER, A.D. 2007, AT 4:23 O’CLOCK P.M.
Harriet Smith Windsor, Secretary of State AUTHENTICATION : 6161162
DATE: 11 -14 -07
4457827 8100
071223791

State of Delaware Secretary of State Division of Corporations Delivered 04:23 PM 11/14/2007 FILED 04:23 PM 11/14/2007 SRV 071223791 - 4457827 FILE
CERTIFICATE OF TRUST OF ACAR LEASING LTD.
This Certificate of Trust (the “Certificate of Trust”) of ACAR Leasing Ltd. (the “Trust”) is being duly executed and filed by the undersigned trustee to form a statutory trust under the Delaware Statutory Trust Act (12 Del, C, § 3801 etseq,) (the “Act”).
1. Name. The name of the statutory trust formed hereby is ACAR Leasing Ltd.
2. Delaware Trustee. The name and business address of the Trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.
3. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights and preferences set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).
4. Notice of Limitation of Liabilities of each Series. Pursuant to Section 3804(a) of the Act, there shall be a limitation on liabilities of each Series such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or the assets of any other Series thereof and (b) unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.
5. Power of Attorney. AmeriCredit Financial Services, Inc. (the “Company”) has been designated by the undersigned, as trustee, and the Trust as the true and lawful attorney-in-fact for and on behalf of the Trust, with full power and authority to perform any and all acts related to managing, servicing, administering and collecting any part of the corpus of the Trust and is authorized and empowered to execute and deliver, on behalf and in the name of the Trust, any and all instruments, certificates or other documents relating thereto. The Company also has the right, power and authority to designate in writing other persons and entities (“Company Designees”) as true and lawful attorneys-in-fact for and on behalf of the Trust to do anything that the Company has the power to do under this paragraph. Without limiting the generality of the foregoing, the Company or any Company Designee is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all applications for certificates of title or duplicates of such certificates in the name of the Trust, any and all applications for registrations of vehicles and/or license plates, any and all applications for transfers of certificates of title or registrations for vehicles and/or license plates, and any and all other instruments, certificates or other documents which the Company or a Company Designee deems necessary or advisable to record, hold or release title to and/or registration of motor vehicles in the name of the Trust. A photocopy or original of this Certificate of Trust shall have the same effect as an original, manually signed and acknowledged Power of Attorney.
6. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of the date first above written.
WILMINGTON TRUST COMPANY
not in its individual Capacity, but solely as UTI Trustee, Administrative Trustee and Delaware Trustee
By:
Name: Erwin M. Soriano
Title: Assistant Vice President
RI.F1.3219834-2

Acknowledgment
STATE OF DELAWARE )
)ss.
COUNTY OF NEW CASTLE )
On this 13 day of November, 2007, before me personally appeared
Erwin Soriano, who acknowledged himself to be an officer of the above Trustee, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained as the free act and deed of said Trustee, and as his free act and deed as an officer of said Trustee.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.
Notary Public My commission expires:
ERIK E. OVERCASH Notary Public - State of Delaware
My Comm. Expires Aug. 14, 2009
RLFI-3219B34-2